EXHIBIT 99.1

HARBINGER GROUP INC. ANNOUNCES PRICING OF ITS $200 MILLION SENIOR UNSECURED NOTES

NEW YORK – January 15, 2014 -- Harbinger Group Inc. (“HGI” or the “Company”) announced that on January 15, 2014, it priced an offering of $200 million aggregate principal amount of its 7.750% senior unsecured notes due 2022 (CUSIP No.: 41146A AG1 / ISIN: US41146AAG13 (Rule 144A) and CUSIP No.: U24520 AE5 / ISIN: USU24520AE57 (Regulation S)). The notes were priced at 100% of par with a coupon of 7.750%.  The notes will mature on January 15, 2022.  The offering is expected to close on or about January 21, 2014.  The Company expects to use the net proceeds from the issuance of the notes for working capital by it and its subsidiaries and for general corporate purposes, including the financing of future acquisitions and businesses.

The notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside the United States under Regulation S of the Securities Act.

The notes offered in this offering have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Harbinger Group Inc.

Harbinger Group Inc. (“HGI”) is a diversified holding company. HGI's principal operations are conducted through companies that: offer life insurance and annuity products; branded consumer products (such as consumer batteries, residential locksets, residential builders' hardware, faucets, shaving and grooming products, personal care products, small household appliances, specialty pet supplies, lawn, garden and home pest control products, personal insect repellents); provide asset-backed loans; and own energy assets. HGI is principally focused on acquiring controlling and other equity stakes in businesses across a diversified range of industries and growing its existing businesses. In addition to HGI's intention to acquire controlling equity interests, HGI may also make investments in debt instruments and acquire minority equity interests in companies.  HGI is headquartered in New York and traded on the New York Stock Exchange under the symbol HRG.

Forward Looking Statements

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This release contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding the commencement or completion of the offering. These statements are based on the beliefs and assumptions of HGI’s management and the management of HGI’s subsidiaries (including target businesses). Generally, forward-looking statements include information describing the offering and other actions, events, results, strategies and expectations and are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation, capital market conditions, the ability of HGI’s subsidiaries (including, target businesses following their acquisition) to generate sufficient net income and cash flows to make upstream cash distributions, HGI and its subsidiaries ability to identify any suitable future acquisition opportunities, efficiencies/cost avoidance, cost savings, income and margins, growth, economies of scale, combined operations, future economic performance, conditions to, and the timetable for, completing the integration of financial reporting of acquired or target businesses with HGI or HGI subsidiaries, completing future acquisitions and dispositions, litigation, potential and contingent liabilities, management's plans, changes in regulations, taxes and the risks that may affect the performance of the operating subsidiaries of HGI and those factors listed under the caption “Risk Factors” in HGI’s most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission. All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. HGI does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Source: Harbinger Group Inc.

Investors:
Harbinger Group Inc.
Tara Gendelman, 212-906-8560
Investor Relations
investorrelations@harbingergroupinc.com

or

Media:
Sard Verbinnen & Co
Jamie Tully/David Millar
212-687-8080